PROXY CARD                                  OPPENHEIMER MONEY MARKET FUND, INC.

                        PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 29, 2002

The  undersigned,  revoking prior proxies,  hereby  appoints  Robert Zack,  Brian Wixted and Kathleen Ives, and each of them, as  attorneys-in-fact  and proxies of the undersigned,  with full power of  substitution,  to vote shares held in the name of the  undersigned on the record date at the Special  Meeting of  Shareholders  of  Oppenheimer  Money Market
Fund, Inc. (the "Fund") to be held at 6803 South Tucson Way, Englewood,  Colorado,  80112, on July 29, 2002, at 1:00 P.
M.  Mountain  time,  or at any  adjournment  thereof,  upon the  proposals  described  in the  Notice  of  Meeting  and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the Fund's Board of Directors,  and all  proposals  (set forth on the reverse side of this proxy card) have been proposed by the Board of Directors.  When properly executed,  this proxy will be voted as indicated  on the reverse  side or "FOR" a proposal if no choice is  indicated.  The proxy will be voted in  accordance with the proxy holders' best judgement as to any other matters.
                                                                          VOTE VIA THE TELEPHONE:  1-800-597-7836
                                                                          CONTROL NUMBER:  999  9999  9999  999

                                                                Date: __________________________

        PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

                                                                                                                     For All
1.       To elect a Board of Trustees:                                                  For All       Against All    Except

01  Leon Levy                  02  Donald W. Spiro             03  John V. Murphy       [   ]         [    ]         [   ]    1.
04  Robert G. Galli            05  Phillip A. Griffiths        06  Benjamin Lipstein
07  Elizabeth B. Moynihan      08  Kenneth A. Randall          09  Edward V. Regan
0  Russell S. Reynolds, Jr.    11  Clayton K. Yeutter

     If you do not wish your shares  voted "FOR" a  particular  nominee,  mark the "For All Except" box and write the nominee's number on the line provided below.  Your shares will be voted for the remaining nominee(s).

2.       To approve the elimination or amendment of certain fundamental
         investment policies of the Fund:                                         FOR           AGAINST     ABSTAIN
A.       Investing in Unseasoned Issuers                                          [   ]         [    ]      [   ]   2.A
B.       Borrowing                                                                [   ]         [    ]      [   ]   2.B
C.       Lending                                                                  [   ]         [    ]      [   ]   2.C

3.    To approve a new Investment Advisory Agreement                              [   ]         [    ]      [   ]   3.